Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-125323 on Form S-8 of our report dated April 2, 2007, relating to the financial statements and financial statement schedule of Crdentia Corp. and subsidiaries (the “Company”) appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006.

/s/ KBA GROUP LLP
KBA GROUP LLP
Dallas, Texas
April 2, 2007

14241 Dallas Parkway, Suite 200 Dallas, Texas 75254 Phone 972.702.8262 Fax 972.702.0673 www.kbagroupllp.com